(As filed November 16, 2000)
                                                                File No. 70-9317
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                     POS-AMC

                         Post-Effective Amendment No. 3
                                       to
                                    FORM U-1
                           APPLICATION OR DECLARATION
                                    UNDER THE
                   PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

                           ALLIANT ENERGY CORPORATION
                     ALLIANT ENERGY CORPORATE SERVICES, INC.
                           222 West Washington Avenue
                            Madison, Wisconsin 53703

                               IES UTILITIES INC.
                              Alliant Energy Tower
                            Cedar Rapids, Iowa 52401

                            INTERSTATE POWER COMPANY
                              1000 Main Street S.E.
                                  P.O. Box 769
                               Dubuque, Iowa 52004

           (Names of companies filing this statement and addresses of principal executive offices)

               ---------------------------------------------------

                           ALLIANT ENERGY CORPORATION
                 (Name of top registered holding company parent)

               ---------------------------------------------------

                                Edward M. Gleason
                         Vice President - Treasurer and
                               Corporate Secretary
                           Alliant Energy Corporation
                           222 West Washington Avenue
                          Madison, Wisconsin 53703-0192

                     (Name and address of agent for service)

               ---------------------------------------------------

      The Commission is requested to send copies of all notices, orders and communications in connection with this Application or Declaration to:

Barbara J. Swan, General Counsel                  William T. Baker, Jr., Esq.
   Alliant Energy Corporation                       Thelen Reid & Priest LLP
   222 West Washington Avenue                         40 West 57th Street
 Madison, Wisconsin 53703-0192                      New York, New York 10019


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


     Post-Effective Amendment No. 1, as filed in this proceeding on August 1, 2000, as amended and restated in its entirety by Post-Effective Amendment No. 2, as filed on September 15, 2000, is further amended as follows:

1.   ITEM 2 - FEES, COMMISSIONS AND EXPENSES, is amended to read as follows:
              ------------------------------

     The additional fees, commissions and expenses incurred or to be incurred in connection with the transactions proposed in this Post-Effective Amendment will not exceed $75,000. Rating agency fees (for the commercial paper) and compensating balances and other fees paid to banks to maintain the credit lines supporting the commercial paper are included in the proposed limit on the effective cost of money on Short-term Debt.

2.   ITEM 6 - EXHIBITS AND FINANCIAL STATEMENTS is supplemented with the
              ---------------------------------
filing of the following Exhibits:

     A.   EXHIBITS.
          --------

          F    Opinion of Counsel.

          J-1  Form of Credit Agreement.

          J-2  Form of Note.

                                   SIGNATURES

     Pursuant to the requirements of the Public Utility Holding Company Act of 1935, as amended, the undersigned companies have duly caused this statement filed herein to be signed on their behalf by the undersigned thereunto duly authorized.

                                        ALLIANT ENERGY CORPORATION
                                        ALLIANT ENERGY CORPORATE SERVICES, INC.
                                        IES UTILITIES INC.
                                        INTERSTATE POWER COMPANY

                                        By: /s/ Edward M. Gleason
                                           ------------------------------------
                                        Name:  Edward M. Gleason
                                        Title: Treasurer

Date:  November 16, 2000


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